UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2013, Oculus Innovative Sciences, Inc. (“Oculus” or the “Company”) announced that it entered into two key agreements, which establish the license and supply as well as shared services with its wholly owned subsidiary, Ruthigen, Inc., which is focused on the discovery, development, and commercialization of pharmaceutical-grade hypochlorous acid-based therapeutics. The Company expects to negotiate and enter into a third agreement (Separation Agreement) governing other terms of their business relationship. The effective date for all three agreements would be the closing date of Ruthigen’s proposed initial public offering, if any should occur.

Pursuant to the license and supply agreement, Oculus agreed to exclusively license certain of its proprietary technology to Ruthigen to enable Ruthigen’s research and development and commercialization of the newly discovered RUT58-60, and any improvements to it, in the United States, Canada, European Union and Japan, referred to as the Territory, for certain invasive procedures in human treatment as defined in the license and supply agreement.

In addition, the license and supply agreement provides Ruthigen with the exclusive option, exercisable within the first five years following the effective date of the agreement, to expand the license to certain other therapeutic indications upon payment of a license expansion fee of $10 million within the first two years following the effective date of the agreement or, after the two–year period, the same fee plus certain out-of-pocket costs Oculus may incur in developing products for any of the indications. Additionally, Oculus will be prohibited from using the licensed proprietary technology to sell products that compete with Ruthigen’s products within the Territory, and Ruthigen cannot sell any device or product that competes with Oculus’ products being sold or developed as of the effective date of the license and supply agreement.

Ruthigen will be required to make a total of $8,000,000 in payments to Oculus based upon the completion of certain development and other future milestones, and at the time of drug approval, if any should occur, supplemented with royalty payments, which will vary between three percent and 20 percent, increasing upon achievement of various net annual sales thresholds and dependent upon the country of sale.

Oculus and Ruthigen also entered into a shared services agreement that would take effect upon the completion of Ruthigen’s proposed initial public offering, if any should occur, pursuant to which Oculus will provide Ruthigen with general services, including general accounting, human resources, laboratory personnel and shared R&D resources while Ruthigen plans to establish an independent facility and systems. As a wholly owned subsidiary, Ruthigen will be financed by Oculus until the completion of the proposed initial public offering, if any should occur, and after such event, Ruthigen would become responsible for its own expenses.

The foregoing description of the terms of the license and supply agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the license and supply agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1, with confidential information redacted, and incorporated herein by reference in its entirety. The foregoing description of the terms of the shared services agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the shared services agreement which is attached to this Current Report on Form 8-K as Exhibit 10.2, and incorporated herein by reference in its entirety.

A copy of the press release, dated June 6, 2013, announcing the Company’s entry into the license and supply agreement and the shared services agreement, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Letter with Sameer Harish

Oculus previously entered into an employment letter with Mr. Sameer Harish, the Chief Financial Officer of Ruthigen, dated January 29, 2013, with an effective date of February 1, 2013. On May 23, 2013, Oculus amended certain terms of Mr. Harish’s employment (the “Amendment”) related to his compensation and termination without cause. Pursuant to the terms of the Amendment, Mr. Harish is entitled to receive an annual base salary of $225,000. Mr. Harish will be eligible to participate in benefit programs offered by Oculus, including medical, dental, vision and retirement (401(k)) plans, on the same terms as the Company’s other executives.

Oculus intends to grant equity to the Company’s employees, officers and directors post intended initial public offering. Mr. Harish’s employment agreement has been accordingly corrected and any reference to a specific equity grant has been removed. The form of such equity and the value of such equity will be determined at the time of the grant, if any. In the event of termination of Mr. Harish’s employment without cause prior to a grant of equity in Ruthigen, if any, Ruthigen will pay Mr. Harish six months of his base salary as severance pay.

The Amendment is effective with a retroactive date of January 29, 2013. All other terms of Mr. Harish’s employment will continue as described in the employment letter dated January 29, 2013. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, its planned separation, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that it files from time to time with the SEC. These risks include, but are not limited to, the uncertainties associated with effecting a spin-off of a separate public company, and the discretion of the Company’s Board of Directors to delay or cancel the spin-off prior to execution. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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Item 9.01	Financial Statements and Exhibits.

10.1*	License and Supply Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated May 23, 2013

10.2	Shared Services Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated May 23, 2013

10.3	Offer of Employment Letter between Oculus Innovative Sciences, Inc. and Sameer Harish, effective as of February 1, 2013 (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 4, 2013, and incorporated herein by reference).

10.4	Amendment to Offer of Employment Letter between Oculus Innovative Sciences, Inc. and Sameer Harish, dated May 23, 2013

99.1	Press release issued by Oculus Innovative Sciences, Inc. dated June 6, 2013.

*	Confidential treatment has been requested with respect to certain portions of this agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.

(Registrant)

Date: June 7, 2013	By:	/s/ Robert Miller
Name:Robert Miller
Title: Chief Financial Officer

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